Exhibit 16


Dohan and Company                                7700 North Kendall Drive, 200
Certified Public Accountants                     Miami, Florida     33156-7578
A Professional Association                       Telephone      (305) 274-1366
                                                 Facsimile      (305) 274-1368
                                                 E-mail         Info@uscpa.com
                                                 Internet        www.uscpa.com


April 6, 2006



Office of Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Dear Sir and/or Madam:

We have read the statements about our firm included under Item 4 in the Form 8-K dated April 6, 2006, of Rival Technologies, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Nancy L. Brown, CPA

Nancy L. Brown, CPA
Director